As filed with the Securities and Exchange Commission on February 23, 2023

Registration No. 333-255069

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE FINANCE COMPANY

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Cayman Islands	1381	98-0366361
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard B. Barker

Noble Finance Company

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Clinton W. Rancher

Lakshmi Ramanathan

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bully 1 (Switzerland) GmbH**	Switzerland	98-0568935
Noble BD LLC	Delaware	82-5210197
Noble Cayman SCS Holding Ltd	Cayman Islands	98-1350467
Noble Contracting II GmbH**	Switzerland	—
Noble Drilling (Guyana) Inc.***	Guyana	98-1405736
Noble Drilling (Norway) AS†	Norway	52-2239546
Noble Drilling (TVL) Ltd.	Cayman Islands	—
Noble Drilling (U.S.) LLC	Delaware	76-0295031
Noble Drilling Doha LLC‡	Doha, Qatar	—
Noble Drilling International GmbH**	Switzerland	98-0688632
Noble Drilling Services LLC (f/k/a Noble Drilling Services Inc.)	Delaware	76-0295033
Noble DT LLC	Delaware	84-3405555
Noble International Finance Company	Cayman Islands	98-0655893
Noble Leasing (Switzerland) GmbH**	Switzerland	98-0566694
Noble Leasing III (Switzerland) GmbH**	Switzerland	98-0631434
Noble Resources Limited	Cayman Islands	98-1096876
Noble Rig Holding 2 Limited	Cayman Islands	98-1461033
Noble Rig Holding I Limited	Cayman Islands	98-1443703
Noble SA Limited	Cayman Islands	98-1343368
Noble Services Company LLC	Delaware	85-3318770
Noble Services International Limited	Cayman Islands	98-1096893
Pacific Drilling S.A.+	Luxembourg	98-1465724

*

Each additional registrant is a wholly-owned direct or indirect subsidiary of Noble Finance Company. Unless otherwise indicated, the address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone (281) 276-6100. The primary standard industrial classification code number of each of the additional registrants is 1381. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrants is Richard B. Barker, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone (281) 276-6100.

**	The address, including zip code, of such registrant’s principal executive offices is Dorfstrasse 19a, Baar Switzerland 6340.

***	The address, including zip code, of such registrant’s principal executive offices is 63 Hadfield & Cross Streets, Werk-en Rust, Georgetown, Demerara, Guyana.

†	The address, including zip code, of such registrant’s principal executive offices is Hinna Park Jåttåvågveien 7, Bygg B, PO Box 370, Stavanger, Norway 4067.

‡	The address, including zip code, of such registrant’s principal executive offices is Salam Globex Business Center, The Gate- Tower II, Office 807, 8th Level, PO Box 14023, West Bay, Doha, Qatar.

+	The address, including zip code, of such registrant’s principal executive offices is 25B, Boulevard Royal, 2449 Luxembourg, Grand Duchy of Luxembourg.

EXPLANATORY NOTE—

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Commission File No. 333-255069) filed by Noble Finance Company, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and the additional registrants set forth in the “Table of Additional Registrants” on the cover page hereto (together, the “registrants”), originally filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2021 and declared effective by the SEC on April 22, 2022, registering up to $404,867,813 aggregate principal amount (assuming interest is paid-in-kind through maturity) of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 previously issued or to be issued by the Company for resale, from time to time, by the selling securityholders named therein (as amended or supplemented, the “Registration Statement”).

The Company has no further obligation to maintain the effectiveness of the Registration Statement. In accordance with an undertaking made by the registrants in the Registration Statement to remove from registration by means of a post-effective amendment any registered securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed by the registrants to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant below has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on February 23, 2023.

NOBLE FINANCE COMPANY

By:	/s/ Robert W. Eifler
Robert W. Eifler
President and Chief Executive Officer

NOBLE DRILLING (U.S.) LLC

By: Noble NDUS UK Ltd, its member

By:	/s/ Bruce Boyle
Bruce Boyle
Director

NOBLE SERVICES COMPANY LLC

By: Noble Drilling (U.S.) LLC, its member

By:	/s/ Blake A. Denton
Blake A. Denton
President

NOBLE DRILLING SERVICES LLC

By: NDSI Holding Limited, its member

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President and Secretary

NOBLE DT LLC

By: Noble Boudreaux Limited, its member

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant below has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baar, Switzerland, on February 23, 2023.

BULLY 1 (SWITZERLAND) GMBH
NOBLE CONTRACTING II GMBH
NOBLE DRILLING INTERNATIONAL GMBH
NOBLE LEASING (SWITZERLAND) GMBH
NOBLE LEASING III (SWITZERLAND) GMBH

By:	/s/ Slavica Schroeder
Slavica Schroeder
Managing Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant below has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on February 23, 2023.

NOBLE DRILLING (NORWAY) AS

By:	/s/ David M.J. Dujacquier
David M.J. Dujacquier
General Manager and Director

PACIFIC DRILLING S.A.

By:	/s/ David M.J. Dujacquier
David M.J. Dujacquier
Day-to-Day Manager and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant below has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on February 23, 2023.

NOBLE BD LLC

By: Noble NBD Cayman LP, its member

By: Noble NBD GP Holding, its general partner

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President and Secretary

NOBLE CAYMAN SCS HOLDING LTD
NOBLE DRILLING (TVL) LTD.
NOBLE INTERNATIONAL FINANCE COMPANY
NOBLE RESOURCES LIMITED
NOBLE RIG HOLDING 2 LIMITED
NOBLE RIG HOLDING I LIMITED
NOBLE SA LIMITED
NOBLE SERVICES INTERNATIONAL LIMITED

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
President, Secretary and Director

NOBLE DRILLING (GUYANA) INC.

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
Director

NOBLE DRILLING DOHA LLC

By:	/s/ Brad A. Baldwin
Brad A. Baldwin
Manager

No other person is required to sign this Post-Effective Amendment 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.